AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2018

Registration No. 333-207376

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BGC PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4063515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merkel

Executive Vice President,

General Counsel and Secretary

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2200

(212) 829-4708 fax

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher T. Jensen

Howard A. Kenny

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed to deregister securities that were registered under the registration statement on Form S-3 (File No. 333-207376) filed on October 9, 2015 (the “2015 Registration Statement”) by BGC Partners, Inc., a Delaware corporation (“BGC”), which 2015 Registration Statement immediately became effective upon such filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).

The 2015 Registration Statement was filed to register the offer and sale by affiliates of BGC, in connection with market-making transactions, of an indeterminate amount of BGC’s: (i) 4.50% Convertible Senior Notes due 2016 (the “Convertible Senior Notes”) and an indeterminate amount of shares of BGC’s Class A Common Stock issuable upon conversion of the Convertible Senior Notes (such shares, the “Underlying Class A Shares”), (ii) 8.125% Senior Notes due 2042 (the “8.125% Senior Notes”), and (iii) 5.375% Senior Notes due 2019 (the “5.375% Senior Notes” and collectively with the Convertible Senior Notes, the Underlying Class A Shares and the 8.125% Senior Notes, the “Securities”).

Since the filing of the 2015 Registration Statement:

•	the Convertible Senior Notes were repaid in full at their maturity on July 15, 2016; and

•	the 8.125% Senior Notes were repaid in full upon their optional redemption on September 5, 2018.

In addition, on September 18, 2018, BGC filed a registration statement on Form S-3 (File No. 333-227395) to register the offer and sale by affiliates of BGC, in connection with market-making transactions, of an indeterminate amount of certain securities of BGC, including the 5.375% Senior Notes, and such registration statement immediately became effective upon such filing pursuant to Rule 462(e) under the Securities Act.

Accordingly, the offerings of the Securities pursuant to the 2015 Registration Statement have been terminated, and BGC hereby removes from registration under the 2015 Registration Statement all of the Securities registered under the 2015 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, BGC Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the 2015 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 28, 2018.

BGC PARTNERS, INC.

/s/ Steven R. McMurray
Name: Steven R. McMurray
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the 2015 Registration Statement in reliance on Rule 478 under the Securities Act.